www.TractorSupply.com

TRACTOR SUPPLY COMPANY REPORTS
FOURTH QUARTER AND FULL YEAR 2014 RESULTS
Fourth Quarter Earnings per Share Increased 19.1% to $0.81
Fourth Quarter Sales Increased 12.0% to $1.58 Billion and Comparable Store Sales Increased 5.3%
Full Year Earnings per Share Increased 14.7% to $2.66

Brentwood, Tennessee, January 28, 2015 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today announced financial results for its fourth quarter and fiscal year ended December 27, 2014. Additionally, the Company provided its initial outlook for fiscal 2015.

Fourth Quarter 2014 Results
Net sales increased 12.0% to $1.58 billion from $1.42 billion in the fourth quarter of 2013. Comparable store sales increased 5.3% versus a 3.5% increase in the prior year’s fourth quarter. The increase in comparable store sales was broad based and driven by increases in both traffic and ticket. Comparable store transaction count increased 3.0% and average ticket increased 2.3%. The increase in comparable store sales was driven by a strong winter seasonal business, solid performance in consumable, usable and edible (C.U.E.) products and an increase in sales of big ticket items. In addition, hardline products such as fencing, truck accessories and tools also performed well.

Gross profit increased 12.5% to $539.6 million from $479.7 million in the prior year’s fourth quarter and gross margin rate increased 10 basis points to 34.0% from 33.9% in the prior-year period. The improvement in gross margin rate resulted primarily from price management as the favorable, colder weather early in the quarter created strong demand for winter goods, resulting in fewer seasonal markdowns. This was partially offset by higher transportation costs primarily due to our continued western store expansion.

Selling, general and administrative (SG&A) expenses, including depreciation and amortization, increased 8.8% to $361.9 million. As a percent of sales, SG&A expenses improved 70 basis points to 22.8% from 23.5% in the fourth quarter last year. The improvement as a percent of sales was primarily attributable to the leverage of store operating costs provided by the strong comparable store sales growth and lower year-over-year incentive compensation expense.

Net income increased 16.9% to $112.1 million from $95.9 million and diluted earnings per share increased 19.1% to $0.81 from $0.68 in the fourth quarter of the prior year.

The Company opened 22 new stores and closed one store in the fourth quarter of 2014 compared to 31 new store openings and no store closures in the prior year’s fourth quarter.

Greg Sandfort, President and Chief Executive Officer, stated, “Across the board, we had a strong fourth quarter and are pleased with our results. Sales growth was broad-based across all of our major product categories and geographic regions and was well balanced between both traffic and ticket. The fourth quarter was our 27th consecutive quarter of positive comparable store transaction counts. The team did an excellent job of managing product assortments, inventory, and pricing levels to capitalize on early consumer buying trends and drove both sales and margin growth in the quarter. It is my belief that our fourth quarter and full year results reflect our ability to effectively manage seasonal inventory investments, pricing and sell-through during seasonal changes and weather variations.”

Full Year Results
Net sales increased 10.6% to $5.71 billion from $5.16 billion in fiscal 2013. Comparable store sales increased 3.8% versus a 4.8% increase in fiscal 2013. Gross profit increased 11.2% to $1.95 billion from $1.75 billion and gross margin increased 10 basis points to 34.1% of sales from 34.0% of sales in fiscal 2013.

Selling, general and administrative expenses, including depreciation and amortization, increased 9.8% to $1.36 billion, and improved as a percent of sales to 23.8% compared to 24.0% for fiscal 2013.

Net income increased 13.0% to $370.9 million from $328.2 million and net income per diluted share increased 14.7% to $2.66 from $2.32 for fiscal 2013.

The Company opened 107 new stores and closed one store during fiscal 2014 compared to 102 new store openings and two store closures during fiscal 2013.

Company Outlook
The Company anticipates net sales for fiscal 2015 will range between $6.2 billion and $6.3 billion, with comparable store sales expected to increase 2.5% to 4.0%. The Company projects fiscal 2015 full year net income to range from $2.95 to $3.05 per diluted share. For the full year, the Company expects capital expenditures to range between $240 million and $250 million, including spending to support 110 to 115 new store openings and construction of a new Southwest distribution center in Casa Grande, Arizona to open in fiscal 2015.

Conference Call Information
Tractor Supply Company will be hosting a conference call at 5:00 p.m. Eastern Time today to discuss the quarterly and full year results. The call will be broadcast simultaneously over the Internet on the Company’s website at TractorSupply.com and can be accessed under the link “Investor Relations.” The webcast will be archived shortly after the conference call concludes and will be available through February 11, 2015.

Please allow extra time prior to the call to visit the site and download the streaming media software required to listen to the Internet broadcast.

About Tractor Supply Company
At December 27, 2014, Tractor Supply Company operated 1,382 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including statements regarding sales and earnings growth, estimated results of operations, capital expenditures and new store openings in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, general economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to secure or develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(Financial tables to follow)

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share amounts)

	FOURTH QUARTER ENDED				YEAR ENDED
	December 27, 2014		December 28, 2013		December 27, 2014		December 28, 2013

		% of		% of		% of		% of
		Sales		Sales		Sales		Sales
Net sales	$1,584,254	100.0%	$1,415,089	100.0%	$5,711,715	100.0%	$5,164,784	100.0%
Cost of merchandise sold	1,044,659	66.0	935,377	66.1	3,761,300	65.9	3,411,175	66.0
Gross profit	539,595	34.0	479,712	33.9	1,950,415	34.1	1,753,609	34.0

Selling, general and administrative expenses	331,780	20.9	305,665	21.6	1,246,308	21.8	1,138,934	22.1
Depreciation and amortization	30,114	1.9	26,969	1.9	114,635	2.0	100,025	1.9

Operating income	177,701	11.2	147,078	10.4	589,472	10.3	514,650	10.0
Interest expense, net	618	—	(528)	—	1,885	—	557	—

Income before income taxes	177,083	11.2	147,606	10.4	587,587	10.3	514,093	10.0
Income tax expense	65,021	4.1	51,725	3.6	216,702	3.8	185,859	3.6
Net income	$112,062	7.1%	$95,881	6.8%	$370,885	6.5%	$328,234	6.4%

Net income per share:
Basic	$0.82		$0.69		$2.69		$2.35
Diluted	$0.81		$0.68		$2.66		$2.32

Weighted average shares outstanding:
Basic	136,194		139,749		137,769		139,415
Diluted	137,733		141,829		139,435		141,723

Dividends declared per common share outstanding	$0.16		$0.13		$0.61		$0.49

Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	December 27, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$51,134	$142,743
Inventories	1,115,450	979,308
Prepaid expenses and other current assets	66,444	57,359
Deferred income taxes	40,962	29,838
Total current assets	1,273,990	1,209,248

Property and equipment:
Land	79,571	73,350
Buildings and improvements	698,462	581,938
Furniture, fixtures and equipment	453,692	408,021
Computer software and hardware	154,818	140,222
Construction in progress	30,803	65,312
	1,417,346	1,268,843
Accumulated depreciation and amortization	(696,346)	(603,911)
Property and equipment, net	721,000	664,932

Goodwill	10,258	10,258
Deferred income taxes	8,782	92
Other assets	20,541	18,861

Total assets	$2,034,571	$1,903,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$370,823	$316,487
Accrued employee compensation	37,056	50,573
Other accrued expenses	182,565	155,615
Current portion of capital lease obligations	213	42
Income taxes payable	12,436	9,424
Total current liabilities	603,093	532,141

Capital lease obligations, less current maturities	4,957	1,200
Deferred rent	79,807	76,930
Other long-term liabilities	53,153	46,226
Total liabilities	741,010	656,497

Stockholders’ equity:
Common stock	1,342	1,331
Additional paid-in capital	510,997	452,668
Treasury stock	(1,137,085)	(838,588)
Retained earnings	1,918,307	1,631,483
Total stockholders’ equity	1,293,561	1,246,894

Total liabilities and stockholders’ equity	$2,034,571	$1,903,391

Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	YEAR ENDED
	December 27, 2014	December 28, 2013
Cash flows from operating activities:
Net income	$370,885	$328,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,635	100,025
Loss on disposition of property and equipment	389	35
Stock compensation expense	16,173	13,893
Excess tax benefit of stock options exercised	(18,850)	(43,517)
Deferred income taxes	(19,814)	(8,309)
Change in assets and liabilities:
Inventories	(136,142)	(71,192)
Prepaid expenses and other current assets	(9,085)	(5,551)
Accounts payable	54,336	(3,905)
Accrued employee compensation	(13,517)	2,173
Other accrued expenses	20,365	9,938
Income taxes payable	21,862	9,582
Other	7,941	2,275
Net cash provided by operating activities	409,178	333,681
Cash flows from investing activities:
Capital expenditures	(160,613)	(218,200)
Proceeds from sale of property and equipment	331	477
Decrease in restricted cash	—	8,400
Net cash used in investing activities	(160,282)	(209,323)
Cash flows from financing activities:
Borrowings under revolving credit agreement	355,000	185,000
Repayments under revolving credit agreement	(355,000)	(185,000)
Excess tax benefit of stock options exercised	18,850	43,517
Principal payments under capital lease obligations	(114)	(38)
Repurchase of shares to satisfy tax obligations	(4,766)	(4,142)
Repurchase of common stock	(298,497)	(129,416)
Net proceeds from issuance of common stock	28,083	38,318
Cash dividends paid to stockholders	(84,061)	(68,484)
Net cash used in financing activities	(340,505)	(120,245)
Net (decrease) increase in cash and cash equivalents	(91,609)	4,113
Cash and cash equivalents at beginning of period	142,743	138,630
Cash and cash equivalents at end of period	$51,134	$142,743

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$906	$780
Income taxes	213,637	188,003

Supplemental disclosures of non-cash activities:
Property acquired through capital lease	$4,042	$—
Non-cash accruals for construction in progress	14,843	8,258

Selected Financial and Operating Information
(Unaudited)

	FOURTH QUARTER ENDED		YEAR ENDED
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Sales Information:
Comparable store sales increase	5.3%	3.5%	3.8%	4.8%
New store sales (% of total sales)	5.9%	6.0%	6.2%	5.4%
Average transaction value	$46.62	$45.50	$44.84	$44.48

Comparable store average transaction value increase (decrease)	2.3%	(1.5)%	0.6%	0.0%
Comparable store average transaction count increase	3.0%	5.1%	3.2%	4.7%
Total selling square footage (000’s)	22,176	20,470	22,176	20,470

Store Count Information:
Beginning of period	1,361	1,245	1,276	1,176
New stores opened	22	31	107	102
Stores closed	(1)	—	(1)	(2)
End of period	1,382	1,276	1,382	1,276

Pre-opening costs (000’s)	$1,753	$2,013	$8,888	$7,756

Balance Sheet Information:
Average inventory per store (000’s) (a)	$752.7	$723.5	$752.7	$723.5
Inventory turns (annualized)	3.50	3.52	3.32	3.29
Share repurchase program:
Cost (000’s)	$54,115	$38,816	$298,497	$129,416
Average purchase price per share	$62.35	$72.52	$63.99	$56.59

Capital Expenditures (millions):
New and relocated stores and stores not yet opened	$18.1	$17.6	$80.8	$69.1
Distribution center capacity and improvements	7.6	4.0	9.2	44.9
Information technology	4.3	7.0	22.7	29.8
Existing stores	4.0	9.2	20.0	22.3
Corporate and other	1.2	15.7	27.9	40.7
Purchase of previously leased stores	—	7.9	—	11.4
Total	$35.2	$61.4	$160.6	$218.2

(a) Assumes average inventory cost, excluding inventory in transit.